Exhibit B

PROPOSED AMENDMENTS TO THE CHARTER OF
TEMPLETON GROWTH FUND, INC. (the “Corporation”)1

     FIRST: The Charter of the Corporation is hereby amended by adding the following paragraph to Article SIXTH, Section 4.f:

     “At such times as may be determined by the Board of Directors, outstanding shares of a particular series or class (or any fraction thereof) may be automatically converted by the Corporation into shares of another series or class: (i) based on the net asset value of the shares being converted (the “Converting Shares”) if there are no outstanding shares of the series or class into which the Converting Shares are being converted or (ii) based on the relative net asset values of the Converting Shares and the outstanding shares of the series or class into which the Converting Shares are being converted. To the extent determined by the Board of Directors, the terms and conditions of such conversion may vary within and/or among the series and classes and within and/or among the holders of the series and classes.”

     SECOND: The Charter of the Corporation is hereby amended by deleting the first sentence of Article SIXTH, Section 4.e and replacing said sentence with the following:

     “Each share of each series or class shall be equal to each other share of that class or series and shall represent an equal proportionate interest in the assets belonging to that series or class, subject to the liabilities belonging to that series or class and subject to the other terms of this charter.”

     THIRD: The Charter of the Corporation is hereby amended by deleting the second sentence of Article SIXTH, Section 4.i and replacing said sentence with the following:

     “In the event of the liquidation or dissolution of the Corporation, or of a class or series thereof when there are shares outstanding of the Corporation, the stockholders of the Corporation, or of that class or series, as applicable, shall be entitled to receive, when and as declared by the Board of Directors, an amount equal to the excess of the assets attributable to that class or series over the liabilities of that class or series, determined as provided herein ~~and including assets and liabilities allocated pursuant to these Articles.~~”

     FOURTH: The Charter of the Corporation is hereby amended by deleting the fourth sentence of Article SIXTH, Section 4.i and replacing said sentence with the following:

     “Subject to requirements of applicable law, dissolution of a class or series may be accomplished by distribution of assets to stockholders of that class or series ~~as provided herein~~, by the transfer of assets attributable to that class or series to another class or series of the Corporation, by the exchange of shares of that class or series for shares of another class or series of the Corporation, or in any other legal manner.”

     FIFTH: The Charter of the Corporation is hereby amended by deleting the first sentence of Article SIXTH, Section 4.k and replacing said sentence with the following:

     “The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to be cast, without regard to class or series, shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements or this charter, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class or series required to vote as a class on the matter shall constitute a quorum.”

     SIXTH: The Charter of the Corporation is hereby amended by deleting Article SIXTH, Section 9. in its entirety and replacing said Section 9 with the following:

“9. Investment Limitations. So long as the Corporation is registered for the public distribution of its shares in Germany or Austria, the Corporation shall comply with the following limitations:

____________________
1 For reference purposes, the new proposed text is underlined and text proposed to be deleted is struck through.

B-1

          (a) Neither the Corporation nor any series of shares of the Corporation may borrow money, except that the Corporation or a series may borrow money from banks or affiliated investment companies to the extent permitted by the 1940 Act, or any exemptions therefrom which may be granted by the U.S. Securities and Exchange Commission and then only for temporary purposes and in an amount not exceeding 10% of the value of its total assets (including the amount borrowed) and with the consent of its custodian to the terms of the borrowing. Any such borrowings shall be at borrowing conditions which reflect customary market standards.

          (b) Neither the Corporation nor any series of shares of the Corporation may pledge, mortgage, hypothecate, or otherwise encumber their assets except to secure indebtedness permitted under Section 9.a. hereof.

          (c) Neither the Corporation nor any series or class of shares of the Corporation may invest in the securities of any other domestic or foreign investment company or investment fund or other investment vehicle which is invested according to the principle of risk-spreading, irrespective of the legal structure of such investment vehicle ~~(collectively referred to as “investment vehicles”)~~, except in connection with a ~~plan of merger or consolidation with or acquisition of substantially all of the assets of~~ merger, consolidation or other reorganization with, or transfer of assets to or from (including, without limitation, a transfer of assets in connection with a liquidation of a series or class of shares of the Corporation) such investment vehicle or any series or class thereof. ~~and with the further exception that up to 5% of the net asset value of a series may be invested in an investment vehicle consisting of securities provided it offers its units to the public without limitation on the number of units and further provided the holders of these units have the right to redeem their units.~~

          (d) Neither the Corporation nor any series of shares of the Corporation may invest in participations of venture capital or private equity funds.

          (e) Neither the Corporation nor any series of shares of the Corporation may engage in short sales of its assets.

          (f) Neither the Corporation nor any series of shares of the Corporation may write, buy or sell options (puts, calls, straddles or spreads), except it may purchase and sell stock index futures contracts, options on securities indices, and it may write covered call options.

          (g) Neither the Corporation nor any series of shares of the Corporation may invest in real estate or mortgages on real estate.”

B-2

             FRANKLIN TEMPLETON INVESTMENTS

3 EASY WAYS TO VOTE
To vote by Telephone		To vote by Internet		To vote by Mail
1)	Read the Proxy Statement and have the proxy card at hand.	1)	Read the Proxy Statement and have the proxy card at hand.	1)	Read the Proxy Statement.
2)	Call 1-888-221-0697.	2)	Go to www.proxyweb.com/FranklinTempleton	2)	Check the appropriate boxes on the reverse side.
3)	Follow the recorded instructions.	3)	Follow the on-line instructions.	3)	Sign and date the Proxy Card.
				4)	Return the Proxy Card in the envelope provided.
IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

FRANKLIN TEMPLETON INVESTMENTS
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
MAY 18, 2007

TEMPLETON GROWTH FUND, INC.

The undersigned hereby revokes all previous proxies for his/her shares and appoints CRAIG S.  TYLE, BARBARA J. GREEN, STEVEN J. GRAY, ROBERT C. ROSSELOT, and KAREN L. SKIDMORE, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the above referenced Fund (the “Fund”), that the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Meeting”) to be held at 500 East Broward Boulevard, Suite 2100, 12th Floor, Fort Lauderdale, Florida 33394-3091 at 11:00 a.m., Eastern Time, on the 18th  day of May, 2007, including any postponements or adjournments thereof, upon the matters set forth on the reverse side of this proxy card and upon any other matters that may properly be acted upon at the Meeting.
This Proxy is solicited on behalf of the Board of Directors.  It will be voted as specified.  If no specification is made, this Proxy will be voted FOR the Proposals including all nominees for director.  If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

Dated	, 2007

Signature(s) (Joint owners)	(Sign in the Box)

Note: Please sign this proxy exactly as your name (or names) appears on this card. One or more joint owners should sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

FT GROWTH-MM

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.	☒

1.	To Elect a Board of Directors of the Fund.			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
	(01) Harris J. Ashton (02) Frank J. Crothers (03) Edith E. Holiday (04) David W. Niemiec	(05) Frank A. Olson (06) Larry D. Thompson (07) Constantine D. Tseretopoulos (08) Robert E. Wade	(09) Charles B. Johnson (10) Gregory E. Johnson	☐	☐	☐	1.
	* To withhold authority to vote for any individual Nominee(s), write the number(s) of the Nominee(s) below:

2.	To Approve Amendments to the Fund’s Charter.			FOR	AGAINST	ABSTAIN
				☐	☐	☐	2.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.	FT GROWTH-MM